    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1998.
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                THE KROGER CO.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                 OHIO                                31-0345740
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                               1014 VINE STREET
                            CINCINNATI, OHIO 45202
                                (513) 762-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             PAUL W. HELDMAN, ESQ.
             SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                THE KROGER CO.
                               1014 VINE STREET
                            CINCINNATI, OHIO 45202
                                (513) 762-4000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED     PROPOSED
                                            MAXIMUM      MAXIMUM
 TITLED OF EACH CLASS OF       AMOUNT      OFFERING     AGGREGATE     AMOUNT OF
     SECURITIES TO BE           TO BE      PRICE PER    OFFERING     REGISTRATION
        REGISTERED           REGISTERED    UNIT (1)     PRICE (2)        FEE
---------------------------------------------------------------------------------
 Debt Securities (4)(9)
 Preferred Stock
 (5)(6)(9)
 Depositary Shares (6)(9)
 Common Stock, $1 par
    value per share
    (including Preferred
    Stock Purchase
    Rights) (7)(9)               (3)          (3)          (3)           (3)
 Warrants(8)(9)
     Total                 $800,000,000(9)   100%    $800,000,000(9) $236,000(11)

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                       Footnotes continued on next page.

(1) The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities.
(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).
(3) Not applicable under General Instruction II.D. of Form S-3.
(4) Subject to note (10) below, we are registering an indeterminate principal amount of Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price will be in such greater principal amount as will result in an aggregate initial offering price not to exceed $800,000,000 less the dollar amount of any securities previously issued.
(5) Subject to note (10) below, we are registering an indeterminate number of shares of Preferred Stock.
(6) Subject to note (10) below, we are registering an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued under a Deposit Agreement. If we elect to offer fractional interests in shares of Preferred Stock, Depositary Receipts will be distributed for such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.
(7) Subject to note (10) below, we are registering an indeterminate number of shares of Common Stock. We are also registering an indeterminate number of shares of Common Stock to be issued, upon conversion or redemption of Preferred Stock or Debt Securities. Includes associated Preferred Stock Purchase Rights (the "Rights"). Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Stock, and will be transferred only with the Common Stock.
(8) Subject to note (10) below, we are registering an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock.
(9) Subject to note (10) below, we are registering an indeterminate number of shares of Debt Securities, Preferred Stock, Depositary Shares and Common Stock, to be issued upon conversion or redemption, or upon the exercise or Warrants, Debt Securities, Preferred Stock or Depositary Shares.
(10) In no event, will the aggregate initial offering price of all securities exceed $800,000,000 or the equivalent in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The registered securities may be sold separately or as units with other registered securities.
(11) Of this amount, $131,631.73 previously paid relating to amount of Securities remaining and carried forward under Rule 429.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT CONTAINS A PROSPECTUS THAT ALSO RELATES TO $104,266,000 OF SECURITIES REMAINING AS REGISTERED UNDER REGISTRATION STATEMENT NO. 333-06763 AND $341,943,251 OF SECURITIES REMAINING AS REGISTERED UNDER REGISTRATION STATEMENT NO. 33-61563, IN BOTH CASES TO THE EXTENT REMAINING ON THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION DATED APRIL 16, 1998

PROSPECTUS

                                  $800,000,000

                                 THE KROGER CO.

                                   SECURITIES

                                  -----------

  The Kroger Co., an Ohio corporation (the "Company"), may offer from time to time (i) its debt securities (the "Debt Securities"), which may be any of senior secured Debt Securities, senior unsecured Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities, in each case consisting of bonds, debentures, notes and/or other evidences of indebtedness,
(ii) shares of its common stock, $1 par value (the "Common Stock"), (iii) shares of its preferred stock, $100 par value (the "Preferred Stock"), in one or more series, which may be issued in the form of depositary shares (the "Depositary Shares"), evidenced by depositary receipts (the "Depositary Receipts"), and (iv) warrants to purchase Debt Securities, or shares of Common Stock or Preferred Stock (the "Warrants"), in each case, as will be designated by the Company at the time of the offering thereof. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are collectively referred to in this Prospectus as the "Securities" and will have an aggregate initial offering price of up to $800,000,000, or the equivalent thereof in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered separately or together (in any combination) and as separate series, in any case in amounts, at prices and on terms to be determined at the time of sale.

  The form in which the Securities are to be issued, their specific title or designation, authorized denominations, aggregate principal amount or aggregate initial offering price, maturity, if any, rate or rates (which may be fixed or variable) (or the manner of calculation thereof) and times of payment of interest or dividends, if any, redemption, repayment, conversion, exchange and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, additional covenants, if any, and other specific terms will be set forth in a Prospectus Supplement (including any related terms sheet) relating to such Securities (the "Prospectus Supplement"), together with the terms of offering of such Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States federal income tax considerations relating to the particular Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.

  The Common Stock is traded on the New York Stock Exchange under the symbol "KR." On April 15, 1998, the last reported sale price of the Common Stock, as reported on the New York Stock Exchange Composite Tape, was $45.375 per share.

  The Securities may be offered directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  NOR HAS  THE  COMMISSION PASSED  UPON THE  ACCURACY  OR
  ADEQUACY  OF  THIS PROSPECTUS.  ANY  REPRESENTATION TO  THE CONTRARY  IS  A
   CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is         , 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."
                               ----------------
                             AVAILABLE INFORMATION

  The Kroger Co. (together with its consolidated subsidiaries and affiliates, the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically.

  The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such references.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

  1. Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

  2. Reports on Form 8-K dated January 22, 1998, February 25, 1998, and April 15, 1998.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities will be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained in a document incorporated or deemed incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

  The Company will provide without charge to each person, including a beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202, Attention: Paul W. Heldman, (513) 762-4000.
                                  THE COMPANY

  The Company was founded in 1883, incorporated in 1902, and maintains its principal executive offices in Cincinnati, Ohio. The Company is the nation's largest supermarket operator measured by total sales for 1997. At December 27, 1997, the Company operated 1,392 supermarkets in 24 states and 697 convenience stores in 15 states. Additionally the Company had 119 franchised convenience stores in 4 states. The Company also operates food processing facilities which enable the Company's stores to offer quality, low-cost private label perishable and non-perishable products, and an efficient warehouse and distribution system which supplies products to its stores.

                                USE OF PROCEEDS

  The Company will apply the net proceeds from the sale of the Securities to repay amounts outstanding under its revolving credit facilities. From time to time, the Company expects to use borrowings under its revolving credit facilities to repurchase or redeem outstanding indebtedness of the Company, or for other general corporate purposes.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

  The following table presents the consolidated ratio of earnings to fixed charges for the Company. For purposes of determining the ratio of earnings to fixed charges, "earnings" includes earnings before tax expense, cumulative effect of change in accounting for income taxes and extraordinary loss, plus fixed charges (excluding capitalized interest) and "fixed charges" consists of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense which the Company believes to be representative of interest.

                            FISCAL YEARS ENDED
------------------------------------------------------------------------------------
DECEMBER 27,     DECEMBER 28,       DECEMBER 30,       DECEMBER 31,       JANUARY 1,
    1997             1996               1995               1994              1994
 (52 WEEKS)       (52 WEEKS)         (52 WEEKS)         (52 WEEKS)        (52 WEEKS)
------------     ------------       ------------       ------------       ----------
    2.5              2.2                2.0                1.8               1.5

                        DESCRIPTION OF DEBT SECURITIES

  Offered Debt Securities (as defined below) will constitute either senior or subordinated debt of the Company and will be issued, in the case of Offered Debt Securities that will be senior debt ("Senior Debt Securities"), under an Indenture (the "Senior Indenture"), between the Company and a trustee to be selected by the Company (the "Senior Trustee"), and, in the case of Offered Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under an Indenture (the "Subordinated Indenture"), between the Company and a trustee to be selected by the Company (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures", and the Senior Trustee and the Subordinated Trustee are hereinafter referred to as the "Trustee". The statements under this caption relating to the Debt Securities and the Indentures are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indentures and are qualified in their entirety by express reference to the Indentures and the cited provisions thereof, the forms of which are filed as exhibits to the Registration Statement. For purposes of this description of the Debt Securities the term "Company" refers only to The Kroger Co. and does not include The Kroger Co.'s consolidated subsidiaries.

  The particular terms of each issue of Debt Securities (the "Offered Debt Securities"), as well as any modifications or additions to the following general terms which may be applicable in the case of such Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered

Debt Securities. Accordingly, for a description of the terms of a particular issue of Offered Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the following description.

GENERAL

  The Debt Securities will represent general unsecured senior or subordinated obligations of the Company or, in the case of Offered Debt Securities that are secured Debt Securities, secured obligations of the Company. The Debt Securities may be issued in one or more series with the same or various maturities. Capitalized terms used herein shall have the meanings established in the Indenture unless otherwise defined herein.

  As of the date of this Prospectus, Debt Securities relating to this Prospectus may be issued from time to time up to an aggregate principal amount of $800,000,000 or the equivalent thereof. Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title, aggregate principal amount and authorized denominations of the Offered Debt Securities; (ii) the percentage of their principal amount at which such Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest and the date from which such interest may accrue; (v) the times and places at which principal and any such interest will be payable;
(vi) any redemption or sinking fund provisions; (vii) the currency of payment of principal of, premium, if any, and interest on the Offered Debt Securities;
(viii) any index or other basis used to determine the amount of payments of principal of and interest on the Offered Debt Securities; (ix) whether the Offered Debt Securities of any series will be represented by a single global note registered in the name of a depositary's nominee and, if so, the depositary for and the method of transferring beneficial interests in the global note; (x) whether the Offered Debt Securities will be issuable in registered form or bearer form or both and, if Offered Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Offered Debt Securities in bearer form; (xi) ranking as Subordinated Debt Securities, if applicable, and the terms of any such subordination; (xii) if the Offered Debt Securities are secured, the security therefor; and (xiii) any other terms relating to the Offered Debt Securities not inconsistent with the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Offered Debt Securities.

  Offered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Offered Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indentures. Offered Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  The indentures under which certain of the Company's outstanding indebtedness was issued restrict the Company's ability to redeem, defease or otherwise acquire the Debt Securities.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT AND NOTICE THEREOF

  The Indentures will define "Events of Default" with respect to any series of Debt Securities as being any one of the following events and such other events as may be established for a particular series of Debt Securities: (a) failure to pay interest on Debt Securities of such series for 30 days after it becomes due; (b) failure to pay principal (or premium or sinking fund payment, if any) on Debt Securities of such series when due at maturity, upon redemption, by declaration or otherwise; (c) failure to perform any other covenants for 60 days after notice (other than a covenant included in the Indentures solely for the benefit of Debt Securities of any series other than such Debt Securities); (d) a default under any indebtedness for borrowed money in excess of $30,000,000 constituting a failure to pay when due or resulting in such indebtedness becoming due prior to maturity; (e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of such series. (Section 501.) No Event of Default (except an Event of Default described in (c), (d) or (e) above) with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

  Each Indenture will provide that the Trustee shall, within 90 days after the occurrence of a default with respect to any series of Debt Securities or all Debt Securities, give to the holders of such series of Debt Securities or all Debt Securities, as the case may be, notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods); provided, that except in the case of default in the payment of principal (or premium or sinking fund payment, if any) or interest on any series of the Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. (Section 602.)

  The Company will be required to furnish to the Trustee annually after the first issue of the Debt Securities under the Indenture a statement of certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the performance and observance of the terms of the Indenture or, if they have knowledge that the Company is in default, specifying such default. (Section 1004.)

  If an Event of Default described in clause (a) or (b) above with respect to Debt Securities of any series at the time Outstanding or an Event of Default specified pursuant to clause (f) with respect to Debt Securities of a particular series occurs and is continuing, then in every such case, unless the principal of all such Debt Securities shall have become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may in writing to the Company declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series, to be due and payable five business days after the receipt by the Company and the Administrative Agents of such written notice. If an Event of Default described in clause (c), (d) or (e) above occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all the Debt Securities then Outstanding may in writing to the Company declare the principal amount (or, if any such Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities to be due and payable five business days after the receipt by the Company of such written notice; provided, that each of the two preceding provisions shall not restrict the availability of other rights or remedies that the Trustee or the Holders may have. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Outstanding Securities, as the case may be) has been made, but before the maturity thereof, the Holders of a majority in principal amount of Outstanding Securities of such series (or of all Outstanding Securities, as the case may be) may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof) with respect to Debt Securities of such series (or of all Outstanding Securities, as the case may be) have been cured or waived as provided in the Indenture. (Section 502.)

  Each Indenture also provides that the Holders of not less than a majority in principal amount of the Debt Securities of a series (or of all Outstanding Securities, as the case may be) may, subject to certain limitations, waive certain defaults. Subject to certain limitations, the Holders of not less than a majority of the principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513.) Each Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture and to use the degree of care and skill in their exercise that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 601.) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity. (Section 603.)

  Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

MODIFICATION OF THE INDENTURE

  Each Indenture will provide that with certain exceptions, the Indenture, the rights and obligations of the Company and the rights of the Holders of the Debt Securities may be modified by the Company and the Trustee with the consent of the Holders of not less than 50% in aggregate principal amount of all series of Debt Securities directly affected by such modification; but no such modification may be made, without the consent of each Holder of such Debt Securities affected thereby, which would (i) change the stated maturity of any Debt Security, or any installment of interest, if any, on any such Debt Security, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or reduce the rate of interest thereon, or reduce the principal amount payable on acceleration with respect to an Original Issue Discount Security, or change the place or currency of payment of principal or any premium or interest on any such Debt Security; (ii) reduce the above-stated percentage of Debt Securities, the consent of the Holders of which is required to modify or alter the Indenture; (iii) impair the right to institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any such Debt Security; (iv) modify the foregoing requirements except to increase the percentage of outstanding Debt Securities or to provide that certain other provisions cannot be modified or waived without the consent of the Holders of all outstanding Debt Securities; or (v) modify the provisions of the Subordinated Indenture with respect to the subordination of the Subordinated Debt Securities in a manner adverse to the Holders of such Debt Securities. (Section 902.) The Company may set a record date for any Act of the Holders with respect to consenting to any amendment (Section 104.)

THE TRUSTEES

  Each Indenture contains limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of the Company.

  As of the date hereof, the Company has not selected a Trustee for either the Senior Indenture or the Subordinated Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Prospectus Supplement will contain provisions regarding the ability of the Company to consolidate or merge with or into, or convey, transfer or lease its properties or assets to any Person.

CERTAIN DEFINITIONS

  "Indebtedness" means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every obligation of such Person issued or assumed as the deferred purchase price of property, every conditional sale obligation and every obligation under any title retention agreement, in each case if on terms permitting any portion of the purchase price to be paid beyond one year from the date of purchase (but excluding trade accounts payable arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith), (iv) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the stock or substantially all of the assets of another Person or a merger or consolidation to which such Person or an Affiliate of such Person was a party, (v) every obligation of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, and (vi) every obligation of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. "Indebtedness," however, does not include any obligation of any Person under any interest rate swap, cap, collar or similar arrangement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  If Subordinated Debt Securities are issued, a Prospectus Supplement relating thereto will describe the terms whereby such Subordinated Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of senior indebtedness of the Company, and such description will include a definition of what constitutes "senior indebtedness" of the Company.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 350,000,000 shares of Common Stock, par value $1 per share, and 5,000,000 shares of cumulative preferred stock, par value $100 per share. As of March 17, 1998, 255,664,563 shares of Common Stock were issued and outstanding. No shares of preferred stock are outstanding.

COMMON STOCK

  All of the outstanding shares of Common Stock are, and the shares of Common Stock issuable hereunder will be when issued, fully paid and nonassessable. Subject to the rights of the holders of any shares of preferred stock that may be issued in the future, the holders of Common Stock (i) are entitled to such dividends as the Board of Directors in its discretion may validly declare,
(ii) in the event of liquidation, will share ratably in the net assets of the Company, and (iii) are entitled to cast one vote per share except that they are entitled to cumulative votes for the election of directors. The Common Stock has no conversion rights, nor are there any preemptive, subscription, redemption or call provisions applicable to the Common Stock.

TRANSFER AGENT

  The Bank of New York is the transfer agent and registrar for the Company's Common Stock.

PREFERRED STOCK

 General

  The Company may issue, from time to time, shares of one or more series of Preferred Stock.

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in a Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Company's Amended Articles of Incorporation, as amended (the "Articles of Incorporation"), and each Certificate of Designation relating to a specific series of the Preferred Stock (each, a "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement at or prior to the time of issuance of such series of Preferred Stock.

  Pursuant to the Articles of Incorporation, the Company has the authority to issue 5,000,000 shares of voting cumulative Preferred Stock. As of the date of this Prospectus, 2,000,000 shares were available for issuance. Of these amounts, 50,000 shares have been designated Series A Preferred Shares, for issuance pursuant to Preferred Stock Purchase Rights issued under the Company's warrant dividend plan. The Board of Directors of the Company is authorized to issue shares of Preferred Stock, in one or more series, and to fix for each such series relative, participating, optional or other special rights and such qualifications, limitations or restrictions, as are permitted by the Ohio Revised Code.

  The Board of Directors of the Company is authorized to determine for each series of Preferred Stock, and the Prospectus Supplement will set forth with respect to such series, the following: (i) the designation and number of shares of such series, (ii) the dividend rate of such series, (iii) the dates of payment of dividends on shares of such series and the dates from which they are cumulative, (iv) the redemption rights of the Company with respect to shares of such series and the price or prices at which shares of such series may be redeemed, (v) the amount or amounts payable to holders of shares of such series on any voluntary or involuntary liquidation, dissolution or winding up of the Company, which may be different for voluntary and involuntary liquidation, dissolution, or winding up, (vi) the amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application, (vii) whether or not the shares of such series will be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Company, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made, and (viii) whether or not the issue of any additional shares of such series or any future series in addition to such series or any other class of stock will be subject to any restrictions and, if so, the nature of such restrictions.

 Dividends

  Holders of shares of Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Company out of funds of the Company legally available therefor, cash dividends payable on such dates and at such rates, if any, per share as set forth in the applicable Prospectus Supplement.

  Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank equally to any other series of Preferred Stock. If at any time the Company has failed to pay accrued dividends on any senior series at the time dividends are payable on a junior series, the Company may not pay any dividend on such junior series of Preferred Stock or redeem or otherwise repurchase shares of such junior series of Preferred Stock until such accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by the Company. As of the date of this Prospectus, the Company's Articles of Incorporation provide that all shares of Preferred Stock will rank equally.

  Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) will be declared or paid or set aside for payment, nor will any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor will any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends) unless, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date have been paid or declared and set apart for payment; and provided, further, that any such junior or parity Preferred Stock of the Company or Common Stock of the Company may be converted into or exchanged for stock of the Company ranking junior to the series of Preferred Stock then senior to such junior or parity Preferred Stock as to dividends.

  The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

 Convertibility

  No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

 Redemption and Sinking Fund

  No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

 Liquidation Rights

  Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding-up of the Company, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock of the Company ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding-up; or (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution, but, in either case, the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of the Company's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding-up have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding-up of the Company, funds available for such purpose are insufficient to pay in full the amounts payable with respect to any series of the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with such series of the Preferred Stock, the holders of such series of the Preferred Stock of the Company and such other parity Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale of securities will be considered a liquidation, dissolution or winding-up of the Company.

 Voting Rights

  Holders of Preferred Stock will be entitled to one vote per share held, unless otherwise set forth in the applicable Prospectus Supplement, or as otherwise from time to time required by law.

 Miscellaneous

  The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. There are no restrictions on repurchase or redemption of the Preferred Stock on account of any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures or other agreements entered into by the Company. The accompanying Prospectus Supplement will describe any material contractual restrictions on dividend payments. Such Prospectus Supplement also will describe any material United States federal income tax considerations applicable to the Preferred Stock.

 No Other Rights

  The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Articles of Incorporation or the applicable Certificate of Designation, or as otherwise required by law.

 Transfer Agent and Registrar

  The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

PREFERRED STOCK PURCHASE RIGHTS

  On February 28, 1986, the Company adopted a warrant dividend plan providing for stock purchase rights to owners of the Company's common stock. The Plan was amended and restated as of April 4, 1997. Each right, when exercisable, entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Preferred Shares, par value $100 per share, at $87.50 per one ten-thousandth of a share. The rights will become exercisable, and separately tradeable, ten days after a person or group acquires 10% or more of the Company's common stock or ten business days following a tender offer or exchange offer resulting in a person or group having beneficial ownership of 10% or more of the Company's common stock. In the event the rights become exercisable and thereafter the Company is acquired in a merger or other business combination, each right will entitle the holder to purchase common stock of the surviving corporation, for the exercise price, having a market value of twice the exercise price of the right. Under certain other circumstances, including certain acquisitions of the Company in a merger or other business combination transaction, or if 50% or more of the Company's assets or earning power are sold under certain circumstances, each right will entitle the holder to receive upon payment of the exercise price, shares of common stock of the acquiring company with a market value of two times the exercise price. At the Company's option, the rights, prior to becoming exercisable, are redeemable in their entirety at a price of $.01 per right. The rights are subject to adjustment and expire March 19, 2006. This summary description of the Plan is qualified in its entirety by the terms of the plan more particularly set forth in the Company's Form 8-A/A dated
April 4, 1997.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Company may, at its option, elect to offer fractional shares of the Preferred Stock of a series, rather than full shares of the Preferred Stock of such series. In the event such option is exercised, the Company will issue Depositary Receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, a depositary to be named in the applicable Prospectus Supplement (the "Preferred Stock Depositary") and the holders from time to time of Depositary Receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement to those persons purchasing Depositary Shares.

  The following description of the terms of the Depositary Shares sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in a Prospectus Supplement relating to such Depositary Shares. The forms of Deposit Agreement and Depositary Receipt will be filed with the Commission as exhibits to a document incorporated by reference in the Registration Statement prior to the date of any Prospectus Supplement relating to an offering of the Depositary Shares.

  Immediately following the issuance of fractional shares of a series of Preferred Stock by the Company, the Company will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

  Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  The following summary of certain provisions which will be included in the Deposit Agreement with respect to the Depositary Shares does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock represented by the Depositary Shares to the record holders of the Depositary Shares in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or other property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

  The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Preferred Stock Depositary on account of taxes or other governmental charges.

REDEMPTION OF DEPOSITARY SHARES

  If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be the fraction of the redemption price per share payable with respect to such series of the Preferred Stock equal to the fraction of a share of such Preferred Stock represented by a Depositary Share. If the Company redeems shares of a series of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the monies payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and the Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock represented by Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

  Upon a holder's surrender of Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon such holder's payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares.

  Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holders evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder or upon such holder's order at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of a majority of the Depositary Shares then outstanding. Every holder of a Depositary Receipt at the time such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to be bound by the Deposit Agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Preferred Stock Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement will automatically terminate after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. The Company will pay the charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of any series of Preferred Stock represented by Depositary Shares and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Preferred Stock Depositary may resign at any time by delivering to the Company written notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  The Preferred Stock Depositary's corporate trust office will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue, together with other Securities or separately, warrants for the purchase of (i) Debt Securities (the "Debt Warrants"), (ii) Common Stock (the "Common Stock Warrants") or (iii) Preferred Stock (the "Preferred Stock Warrants" and, collectively with the Debt Warrants and the Common Stock Warrants, the "Warrants").

  The Warrants will be issued under Warrant Agreements (as defined below) to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to Warrants for which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each, a "Debt Securities Warrant Agreement," a "Common Stock Warrant Agreement" or a "Preferred Stock Warrant Agreement," as the case may be, or collectively, the "Warrant Agreements"), including the forms of certificates representing the Warrants (the "Debt Warrant Certificate(s)," the "Common Stock Warrant Certificate(s)" or the "Preferred Stock Warrant Certificate(s)," as the case may be, or collectively, the "Warrant Certificates"), reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of Warrant will be, in each case, filed with the Commission as an exhibit to a document incorporated by reference in the Registration Statement prior to the date of any Prospectus Supplement relating to an offering of such Warrant.

  The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in a Prospectus Supplement relating to such Warrants. The following summary of certain provisions of the Warrants, the Warrant Agreements and the Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

DEBT WARRANTS

 General

  Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants for which this Prospectus is being delivered, the Debt Securities Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificate(s) representing such Debt Warrants, including the following: (i) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (ii) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (iii) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (v) the date on which the right to exercise such Debt Warrants will commence and the date on which such right will expire; (vi) a discussion of the material United States federal income tax considerations applicable to the exercise of Debt Warrants; (vii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
(viii) call provisions of such Debt Warrants, if any; and (ix) any other terms of the Debt Warrants.

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

 Exercise of Debt Warrants

  Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

COMMON STOCK WARRANTS

 General

  Reference is made to the applicable Prospectus Supplement for the terms of Common Stock Warrants in respect of which this Prospectus is being delivered, the Common Stock Warrant

Agreement relating to such Common Stock Warrants and the Common Stock Warrant Certificates representing such Common Stock Warrants, including the following:
(i) the procedures and conditions relating to the exercise of such Common Stock Warrants; (ii) the number of shares of Common Stock, if any, issued with such Common Stock Warrants; (iii) the date, if any, on and after which such Common Stock Warrants and any related shares of Common Stock will be separately transferable; (iv) the offering price of such Common Stock Warrants, if any; (v) the number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and the price or prices at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Common Stock Warrants will commence and the date on which such right will expire; (vii) a discussion of the material United States federal income tax considerations applicable to the exercise of Common Stock Warrants;
(viii) call provisions of such Common Stock Warrants, if any; and (ix) any other terms of the Common Stock Warrants.

  Common Stock Warrant Certificates will be exchangeable for new Common Stock Warrant Certificates of different denominations and Common Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Common Stock Warrants, holders of Common Stock Warrants will not have any of the rights of holders of Common Stock purchasable upon such exercise, including, without limitation, the right to any dividend payments on the Common Stock purchasable upon such exercise.

 Exercise of Common Stock Warrants

  Each Common Stock Warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Common Stock Warrants offered thereby. Common Stock Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Common Stock Warrants. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

PREFERRED STOCK WARRANTS

 General

  Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants for which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (i) the designation and terms of the shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (ii) the designation and terms of any related shares of Preferred Stock with respect to which such Preferred Stock Warrants are issued and the number of shares of such Preferred Stock, if any, issued with Preferred Stock Warrants; (iii) the date, if any, on and after which such Preferred Stock Warrants and any related shares of Preferred Stock will be separately transferable; (iv) the offering price of such Preferred Stock Warrants, if any; (v) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price or prices at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Preferred Stock Warrants will commence and the date on which such right will expire; (vii) a discussion of the material United States federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (viii) call provisions of such Preferred Stock Warrants, if any; and (ix) any other terms of the Preferred Stock Warrants.

  Preferred Stock Warrant Certificates will be exchangeable for new Preferred Stock Warrant Certificates of different denominations and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, including, without limitation, any right to any dividend payments on the Preferred Stock purchasable upon such exercise.

 Exercise of Preferred Stock Warrants

  Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Preferred Stock Warrants may be exercised at any time up to the date and time on such date set forth in the applicable Prospectus Supplement. Thereafter, unexercised Preferred Stock Warrants will become void.

  Preferred Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

                             PLAN OF DISTRIBUTION

  The Company may offer and sell the Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities for which this Prospectus is delivered will be named in the applicable Prospectus Supplement. The applicable Prospectus Supplement for the Securities issued thereunder will also set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The applicable Prospectus Supplement will describe the method of distribution of the Securities.

  If underwriters are used in an offering of Securities, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents may be entitled, under agreements which may be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company of certain expenses.

  If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement relating thereto.

  If an agent is used in an offering of Securities, the agent will be named, and the terms of the agency will be set forth, in the applicable Prospectus Supplement relating thereto. Unless otherwise indicated in such applicable Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

  Dealers and agents named in an applicable Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

  Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the applicable Prospectus Supplemental relating thereto.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities are also being sold to underwriters, the Securities must not be subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

  In addition, the Securities may be offered and sold by the holders thereof in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon any such sale of Securities, the respective holders thereof and any broker, dealer or underwriter participating therewith may be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act, and any commissions, discounts or concessions upon such sale, or any profit on the resale of such shares, received thereby in connection with such sale may be deemed to be underwriting commissions or discounts under the Securities Act. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of such Securities may be less than or in excess of customary commissions.

  The anticipated date of delivery of Securities will be set forth in the applicable Prospectus Supplement relating to each offering.

  The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the securities.

                            VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for the Company by Paul
W. Heldman, Esq., Senior Vice President, Secretary and General Counsel of the Company. As of March 31, 1998, Mr. Heldman owned approximately 28,958 shares of the Company's Common Stock and had options to acquire an additional 208,750 shares.

                                    EXPERTS

  The consolidated financial statements of The Kroger Co. as of December 27, 1997 and December 28, 1996 and for the fiscal years ended December 27, 1997, December 28, 1996, and December 30, 1995, which appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P. independent accountants, given on the authority of that firm as experts in accounting and auditing.

  Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the sale of the Securities being registered hereby, other than underwriting discounts and commissions, are estimated as follows:

      Registration Fee*................................................ $236,000
      Printing and engraving...........................................   50,000
      Legal fees and expenses..........................................  100,000
      Accounting fees and expenses.....................................   15,000
      Blue Sky qualifications and related legal fees and expenses......   10,000
      Miscellaneous....................................................   30,000
                                                                        --------
        Total.......................................................... $441,000
                                                                        ========

--------
*Actual Fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under the Company's Regulations (by-laws) each present or former director, officer or employee of the Company and each person who is serving or shall have served at the request of the Company as a director, officer or employee of another corporation (and his heirs, executors and administrators) will be indemnified by the Company against expenses actually and necessarily incurred by him, and also against expenses, judgments, decrees, fines, penalties or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer or employee, provided (1) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Company or such other corporation, (2) he is determined to have acted in good faith in what he reasonably believed to be the best interest of the Company or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. See also Ohio Revised Code, Section 1701.13.

  The Company also maintains directors' and officers' reimbursement and liability insurance pursuant to policies with aggregate limits of $125 million.

ITEM 16. EXHIBITS:

     *1.1      Form of Underwriting Agreement.
      4.1      Amended Articles of Incorporation and Regulations of the Company
               are hereby incorporated by reference to Exhibits 4.1 and 4.2 of the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 28, 1993, and
               bearing Registration No. 33-57552.
      4.2      Rights Agreement, including form of Rights Certificate
               incorporated by reference to the Company's Registration
               Statement on Form 8-A/A dated April 4, 1997.
     *4.3      Form of Senior Indenture (including form of securities) relating to the Senior Debt Securities.
     *4.4      Form of Subordinated Indenture (including form of securities)
               relating to the Subordinated Debt Securities.
     *4.5      Certificate of Designation of Series of Preferred Shares.

      *4.6     Form of Deposit Agreement for Depositary Shares.
      *4.7     Form of Warrant Agreement, including form of Warrant
               Certificate.
      *5.1     Opinion of Paul W. Heldman, Esq., including his consent.
      12.1     Computation of Ratio of Earnings to Fixed Charges incorporated by reference to the Company's Annual Report on Form 10-K for the
               fiscal year ended December 27, 1997.
      23.1     Consent of Coopers & Lybrand L.L.P.
      23.2     Consent of Paul W. Heldman, Esq., included in Exhibit 5.1.
      24.1     Powers of Attorney.
     *25.1     Statement of Eligibility on Form T-1.

--------
*To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of Securities, if any, to which it relates.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CINCINNATI, STATE OF OHIO, ON APRIL 16, 1998.

                                          The Kroger Co.

                                                   /s/ Bruce M. Gack
                                          By___________________________________
                                             BRUCE M. GACK ASSISTANT SECRETARY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                        TITLE

     */s/ Reuben V. Anderson           Director
-------------------------------------
         REUBEN V. ANDERSON

      */s/ John L. Clendenin           Director
-------------------------------------
          JOHN L. CLENDENIN

       */s/ David B. Dillon            Director, President
-------------------------------------   and
           DAVID B. DILLON              Chief Operating
                                        Officer

      */s/ John T. LaMacchia           Director
-------------------------------------
          JOHN T. LAMACCHIA

       */s/ Edward M. Liddy            Director
-------------------------------------
           EDWARD M. LIDDY

    */s/ Patricia Shontz Longe         Director
-------------------------------------
        PATRICIA SHONTZ LONGE

     */s/ W. Rodney McMullen           Senior Vice
-------------------------------------   President and Chief
         W. RODNEY MCMULLEN             Financial Officer

             SIGNATURES                         TITLE


       */s/ Clyde R. Moore              Director
-------------------------------------
           CLYDE R. MOORE

   */s/ T. Ballard Morton, Jr.          Director
-------------------------------------
       T. BALLARD MORTON, JR.

       */s/ Thomas H. O'Leary           Director
-------------------------------------
          THOMAS H. O'LEARY

         */s/ John D. Ong               Director
-------------------------------------
             JOHN D. ONG

     */s/ Katherine D. Ortega           Director
-------------------------------------
         KATHERINE D. ORTEGA

      */s/ Joseph A. Pichler            Chairman of the
-------------------------------------    Board of Directors,
          JOSEPH A. PICHLER              Chief Executive
                                         Officer, and
                                         Director

    */s/ J. Michael Schlotman           Vice President and
-------------------------------------    Corporate
        J. MICHAEL SCHLOTMAN             Controller--
                                         Principal
                                         Accounting Officer

    */s/ Martha Romayne Seger           Director
-------------------------------------
        MARTHA ROMAYNE SEGER

       */s/ James D. Woods              Director
-------------------------------------
           JAMES D. WOODS

         /s/ Bruce M. Gack                                      April 16, 1998
*By _________________________________
   BRUCE M. GACK AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                     DOCUMENT DESCRIPTION                      NUMBER
  -------                    --------------------                    ----------
  *1.1     Form of Underwriting Agreement.
   4.1     Amended Articles of Incorporation and Regulations of
           the Company are hereby incorporated by reference to
           Exhibits 4.1 and 4.2 of the Company's Registration
           Statement on Form S-3 as filed with the Securities and
           Exchange Commission on January 28, 1993, and bearing
           Registration No. 33-57552.
   4.2     Rights Agreement, including form of Rights Certificate
           incorporated by reference to the Company's Registration
           Statement on Form 8-A/A dated April 4, 1997.
  *4.3     Form of Senior Indenture (including form of securities)
           relating to the Senior Debt Securities.
  *4.4     Form of Subordinated Indenture (including form of
           securities) relating to the Subordinated Debt
           Securities.
  *4.5     Certificate of Designation of Series of Preferred
           Shares.
  *4.6     Form of Deposit Agreement for Depositary Shares.
  *4.7     Form of Warrant Agreement, including form of Warrant
           Certificate.
  *5.1     Opinion of Paul W. Heldman, Esq., including his
           consent.
  12.1     Computation of Ratio of Earnings to Fixed Charges
           incorporated by reference to the Company's Annual
           Report on Form 10-K for the fiscal year ended
           December 27, 1997.
  23.1     Consent of Coopers & Lybrand L.L.P.
  23.2     Consent of Paul W. Heldman, Esq., included in Exhibit
           5.1.
  24.1     Powers of Attorney.
 *25.1     Statement of Eligibility on Form T-1.

--------
*To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of Securities, if any, to which it relates.